UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Madison Square Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	26-2432944
(State of Incorporation)	(IRS Employer Identification No.)

331 West 57th Street, #363
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one Warrant	New York Stock Exchange, Inc.

Common Stock, $0.01 par value	New York Stock Exchange, Inc.

Warrants included in the Units	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-150467

Securities registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Amendment No. 1 on Form 8A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A filed by Madison Square Capital, Inc., a Maryland corporation (the “Registrant”) on February 10, 2009.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of the Registrant. The description of the units, common stock and warrants contained under the heading “Description of Securities” in the Registrant’s registration statement on Form S-11 (File No. 333-150467), as amended from time to time, is hereby incorporated by reference herein.

Item 2.	Index to Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MADISON SQUARE CAPITAL, INC.

Date: April 29, 2010	By:	/s/ Kevin Rodman
	Name:	Kevin Rodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

3.1	Form of Articles of Amendment and Restatement of Madison Square Capital, Inc.*

3.2	Amended and Restated Bylaws of Madison Square Capital, Inc.**

4.1	Specimen Certificate of Common Stock of Madison Square Capital, Inc.*

4.2	Specimen Certificate of Unit**

4.3	Specimen Certificate of Warrant**

4.4	Form of Warrant Agreement between Registrar and Transfer Company and Madison Square Capital, Inc.**

*	Incorporated by reference from Amendment No. 3 to the Company’s Registration Statement on Form S-11, which was filed with the Securities and Exchange Commission on June 25, 2008.
**	Incorporated by reference from Amendment No. 11 to the Company’s Registration Statement on Form S-11, which was filed with the Securities and Exchange Commission on April 21, 2010.